Exhibit 99.1

North Bay Resources Inc (NBRI) Plans Ruby Gold Spinoff

SKIPPACK, PA., January 15, 2014 – North Bay Resources Inc. (OTCQB: NBRI) (“North Bay” or the “Company”) announced today that the Board of Directors has approved a plan to spinoff the Company's wholly-owned subsidiary, Ruby Gold, Inc. (“RGI”) as a separate independent company.

The Board of Directors of the Company has determined that would it be in the best interest of shareholders to unconsolidate and segregate the assets and liabilities of RGI as a separate and distinct company by way of a spin-off. The objective of this plan is to unlock the intrinsic value of the Ruby Mine that the Company currently believes is significantly undervalued by the market.  The spinoff is also expected to enhance access to financing by allowing the financial community to focus separately on each business. As well, with the Ruby Mine now entering the production phase of its business plan, the Company believes that our mining projects in Canada, some of which are also close to the production phase, are being completely ignored by the market and similarly undervalued.  Accordingly, a spinoff that results in two separate companies is expected to increase shareholder value by bringing a fairer market valuation of our total diversified assets and future prospects into better focus.

As part of this strategic plan, North Bay shareholders are expected to receive shares of common stock of RGI as a special stock dividend based on a ratio yet to be determined. Shareholders who are eligible to receive such stock dividend will be holders of common stock of North Bay as of the record date, which has yet to be set by the Board of Directors of the Company. The Board of Directors of the Company will determine the date for the distribution of shares from the spin-off and a news release announcing the record date will be issued at that time. As part of the spinoff plan, North Bay and RGI have entered into a joint-venture agreement that forms the basis for the continued participation by North Bay in the Ruby Gold project.

To initiate the execution of the plan, RGI has filed a Form 10 with the SEC, which once effective will make RGI a fully-reporting public company.  When the spinoff is complete and the stock dividend is fully distributed, existing North Bay shareholders as of the prospective record date will then each own stock in both companies. Upon FINRA approval of a stock symbol for RGI, its shares are expected to then become available for trading on the OTCQB.

North Bay’s CEO Perry Leopold commented, “This spin-off will allow North Bay to take advantage of current market conditions and further build on the Ruby Gold project as well as our ongoing projects in Canada. It will also enable RGI to independently operate and fund the Ruby Gold project, including the further exploration and drilling programs necessary to expand the long-term potential of the resource. We believe this action will unlock the value of our assets and increase shareholder value in a way that allows our shareholders to participate in the future growth of two separate companies.”

About Ruby Gold, Inc.

Ruby Gold, Inc. is the owner and operator of the Ruby Mine (the “Ruby”), a fully-permitted underground placer and lode mine located near Downieville in Sierra County, California.  The Ruby is known to have produced over 350,000 ounces of gold since the 1850’s, and is considered to be part of the northern extension of the historic Mother Lode system. The Ruby property covers approximately 1,755 acres, only a small portion of which has been explored to date.  The property consists of the subsurface mineral rights of two patented claims totaling approximately 435 acres and 30 unpatented claims containing approximately 1,320 acres.  The equipment, fixed assets, and infrastructure in place include a 1,000 yard per day placer wash plant, 50-ton per day quartz mill, 6,000 feet of tracked haulage, and related support equipment needed for underground mining operations.   The property also features an excellent system of roads, is accessible via paved highway from Reno or Sacramento, has abundant water and timber available for mining purposes, and has PG&E power available on-site.  For further information on the Ruby Mine, please visit the Ruby web page at http://www.northbayresources.com/ruby/.

About North Bay Resources Inc.

North Bay Resources Inc. (OTCQB: NBRI) is a fully-reporting junior mining company with current operations in the US and Canada.

In the US, the Company’s subsidiary, Ruby Gold, Inc., owns and operates the Ruby Mine in Sierra County, California. The Ruby Mine is a fully-permitted underground placer and lode mine located in the northern extension of the historic Mother Lode system. The Ruby is known to have produced over 350,000 ounces of gold since the 1850’s, including some of the most spectacular gold nuggets on record.  The Ruby Property covers approximately 1,755 acres, only a small portion of which has been explored to date.

In British Columbia, the Company holds 100% ownership of a multitude of significant mining properties. These include two gold-platinum placers, the Fraser River Project and the Monte Cristo, and lode projects such as the advanced-stage Mount Washington Project on Vancouver Island, the Brett West/Bouleau Creek Gold project near Vernon BC, the Coronation Gold project in the historic Slocan Mining district, and the Tulameen Platinum Project near Princeton, BC.  In addition to its many precious metal projects, the Company also owns additional prospective projects that host strategic mineral resources such as Vanadium, Crystalline Flake Graphite, Olivine, and Rare Earth Elements (REE).

The Company’s mission is to build a portfolio of viable mining prospects throughout the world and developing them through subsidiaries and JV partners to their full economic potential. North Bay's business plan is based on the Generative Business Model, which is designed to leverage its properties into near-term revenue streams even during the earliest stages of exploration and development. This provides shareholders with multiple opportunities to profit from discoveries while preserving capital and minimizing the risk involved in exploration and development.

Additional information on the Company’s many properties and ongoing projects is available at the Company website at http://www.northbayresources.com.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Although North Bay Resources Inc. believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any assumption could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion should not be regarded as a representation by North Bay Resources Inc. or any other person that the objective and plans of North Bay Resources Inc. will be achieved.

Cautionary Note to U.S. Investors -The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms on our website (or press releases), such as "measured," "indicated," and "inferred" "resources," which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form S-1 and Form 10-K which may be secured from us, or from our website at http://www.sec.gov/edgar.shtml

Contact:
Perry Leopold, CEO
North Bay Resources Inc.
215-661-1100
http://www.northbayresources.com